EXHIBIT 23.03


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                           /s/ McGee, Rice & Wheat, Inc.
                                           -----------------------------
                                           McGee, Rice & Wheat, Inc.

Indianapolis, Indiana,
December 17, 1998